UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 2, 2005

Inhibitex, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-50772	74-2708737

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employee Identification No.)

1165 Sanctuary Parkway, Suite 400 Alpharetta, GA	30004

(Address of Principal Executive Offices)	(Zip Code)

(678) 746-1100

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
SIGNATURES

Item 1.01 Entry into a Material Definitive Agreement

     On February 2, 2005, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Inhibitex, Inc. (the “Company”) approved payment of annual incentive cash compensation earned in respect of 2004 fiscal year to the executive officers of the Company as set forth below. These cash bonuses were made by the Company pursuant to the employment agreements it has with its executive officers. These employment agreements establish annual target incentive cash compensation of up to 30% of base compensation for each executive officer, other than William D. Johnston, President and CEO, whose target is up to 50% of his base compensation. The Committee considered the following criteria for payment of the 2004 year-end incentive cash compensation: advancements the Company made with its lead product candidates, Veronate® and Aurexis®, through clinical development; completion of the Company’s initial public offering and a follow-on financing during the year, and other miscellaneous factors the Company does not publish because doing so would disclose confidential business information.

Name of Officer	Position	Bonus Amount
William D. Johnston	President and Chief Executive Officer	$100,000
Seth V. Hetherington, M.D.	Vice President, Clinical Development and Chief Medical Officer	$70,000
Joseph M. Patti, M.S.P.H., Ph.D.	Vice President, Preclinical Development and Chief Scientific Officer	$52,000
Russell H. Plumb	Vice President, Finance and Administration and Chief Financial Officer	$60,000
David M. Wonnacott, Ph.D.	Vice President, Quality and Regulatory Affairs	$42,000

     In addition, on February 2, 2005, the Committee approved certain criteria upon which any management incentive cash compensation earned in the 2005 fiscal year will be based. The specific criteria include: the advancement of the Company’s product candidates, Veronate® and Aurexis®, through clinical development; advancing a preclinical product candidate towards clinical development; scientific advancements in the Company’s MSCRAMM® platform; and other targets that the Company does not publish because doing so would disclose confidential business information. The objectives are weight-adjusted and the amount of incentive cash compensation will be awarded based on the Committee’s assessment of the level of achievement of the specific criteria.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inhibitex, Inc. (Registrant)

Date: February 4, 2005	By: /s/ Russell H. Plumb Russell H. Plumb, Vice President/Chief Financial Officer

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